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                         ADVANCED FIBRE COMMUNICATIONS, INC.
                         -----------------------------------

                        NOTE SECURED BY STOCK PLEDGE AGREEMENT
                        --------------------------------------


$149,972                                                           June 30, 1997
                                                            Petaluma, California

         FOR VALUE RECEIVED, Peter A. Darbee ("Maker") promises to pay to the order of Advanced Fibre Communications, Inc. (the "Corporation"), at its corporate offices at 1 Willow Brook Court, Petaluma, California 94954, the principal sum of One Hundred Forty-Nine Thousand Nine Hundred Seventy-Two Dollars ($149,972), together with all accrued interest thereon, upon the terms and conditions specified below.

         1. INTEREST. Interest shall accrue on the unpaid balance outstanding from time to time under this Note at the rate of 6.80% per annum, compounded annually.

         2. PRINCIPAL. The entire principal balance of this Note, together with all accrued and unpaid interest, shall become due and payable in one lump sum on July 1, 2002. However, should any or all of the Purchased Shares be sold before such date, then this Note shall become immediately due and payable in an amount equal to (i) the portion of the principal balance of this Note attributable to the Purchased Shares which are the subject of such sale and (ii) the accrued and unpaid interest on that principal portion. Accordingly, Maker shall immediately apply the gross proceeds realized from the sale of those Purchased Shares to the payment of the accelerated balance of this Note.
Failure to do so shall result in the immediate acceleration of the entire unpaid balance (principal and accrued interest) at the time outstanding under this Note.

         3. PAYMENT. Payment shall be made in lawful tender of the United States and shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal. Prepayment of the principal balance of this Note, together with all accrued and unpaid interest, may be made in whole or in part at any time without penalty.

         4. EVENTS OF ACCELERATION. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall become immediately due and payable prior to the specified due date of this Note upon the occurrence of one or more of the following events:

              A. the failure of the Maker to pay when due the accrued interest on this Note and the continuation of such default for more than thirty (30) days; or

              B. the expiration of the thirty (30)-day period following the date the Maker ceases for any reason to remain in the Corporation's employ; or

              C.   the sale, transfer, assignment, encumbrance or other


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    conveyance, whether voluntarily or involuntarily or by operation of law or otherwise, of any of the Purchased Shares in contravention of the provisions of the Stock Issuance Agreement of even date herewith between the Maker and the Company pursuant to which the Maker has acquired the Purchased Shares; or


              D. the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the Federal bankruptcy act or any other state or Federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker or the attachment of or execution against any property or assets of the Maker; or

              E. the occurrence of any event of default under the Stock Pledge Agreement securing this Note or any obligation secured thereby.

         5. EMPLOYMENT. For purposes of applying the provisions of this Note, the Maker shall be considered to remain in the Corporation's employ for so long as the Maker renders services as a full-time employee of the Corporation, any successor entity or one or more of the Corporation's fifty percent (50%)-or-more owned (directly or indirectly) subsidiaries.

         6. SECURITY. The proceeds of the loan evidenced by this Note shall be applied solely to the payment of the purchase price of 2,484 shares of the Corporation's common stock and payment of this Note shall be secured by a pledge of those shares with the Corporation pursuant to the Stock Pledge Agreement to be executed this date by the Maker. The Maker, however, shall remain personally liable for payment of this Note and assets of the Maker, in addition to the collateral under the Stock Pledge Agreement, may be applied to the satisfaction of the Maker's obligations hereunder.

         7. COLLECTION. If action is instituted to collect this Note, the Maker promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

         8. WAIVER. A waiver of any term of this Note, the Stock Pledge Agreement or of any of the obligations secured thereby must be made in writing and signed by a duly-authorized officer of the Corporation and any such waiver shall be limited to its express terms. No delay by the Corporation in acting with respect to the terms of this Note or the Stock Pledge Agreement shall constitute a waiver of any breach, default, or failure of a condition under this Note, the Stock Pledge Agreement or the obligations secured thereby.

         The Maker waives presentment, demand, notice of dishonor, notice of default or


                                          2.
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delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

         9. CONFLICTING AGREEMENTS. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

         10. GOVERNING LAW. This Note shall be construed in accordance with the laws of the State of California.


                             /s/ Peter A. Darbee
                             ------------------------------
                               MAKER:





                                          3.